UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

        Date of report (Date of earliest event reported)      June 6, 2008

Mac-Gray Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13495	04-3361982
(Commission File Number)	(IRS Employer Identification No.)

404 Wyman Street, Suite 400
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 487-7600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2008, the Board of Directors (the “Board”) of Mac-Gray Corporation (the “Company”) approved Director Stock Ownership Guidelines for non-employee directors of the Company, effective as of July 1, 2008.  The Director Stock Ownership Guidelines provide that the Company’s non-employee directors are expected to own and hold a minimum number of shares of the Company’s common stock.

Each non-employee director has a stock ownership obligation of six times the value of their annual retainer.  Non-employee directors serving as of July 1, 2008 shall have until July 1, 2012 to achieve the target stock ownership level.  Non-employee directors elected to the Board after July 1, 2008 will have until the fourth anniversary of their election to the Board to achieve the target stock ownership level.  Any director who fails to either achieve or maintain the target stock ownership level in a given year following June 30, 2012 will be subject to suspension from the Corporation’s annual stock option award and will not be considered for re-nomination to the Board.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Director Stock Ownership Guidelines, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1                           Mac-Gray Corporation Director Stock Ownership Guidelines, effective as of July 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date: June 11, 2008	By:	/s/ Michael J. Shea
Name: Michael J. Shea
Title: Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Mac-Gray Corporation Director Stock Ownership Guidelines, effective as of July 1, 2008.